                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES

                                  EXHIBIT 21


PARENTS AND SUBSIDIARIES
------------------------

James A. Collins, Chairman Emeritus and a Director, owned of record and beneficially, at June 30, 2001, 3,814,911 shares of the Company's common stock, representing approximately 13.6 percent of the Company's total shares outstanding and may be considered a "parent" of the Company as such term is defined by the rules and regulations of the Securities and Exchange commission under the Securities Act of 1933, as amended.

Set forth below is a list of all of the Company's subsidiaries as of June 30, 2001:

                                                                                      Jurisdiction of
                                     Name of Subsidiary                                Incorporation
          ------------------------------------------------------------------------------------------------
          Collins Food Group Pty, Ltd.                                                   Australia
          CFI Insurers, Ltd.                                                              Bermuda
          Collins Finance and Management Pty, Ltd.                                       Australia
          Collins Foods Australia Pty, Ltd.                                              Australia
          Collins Foods International, Pty, Ltd.                                          Nevada
          Collins International, Inc.                                                    Delaware
          Collins Properties, Inc.                                                       Delaware
          Collins Property Development Pty, Ltd.                                         Australia
          Curly's of Springfield, P.A., Inc.                                           Pennsylvania
          Affiliated Restaurant Corp.                                                   California
          Furnace Concepts Australia Corp.                                                Nevada
          Furnace Concepts International, Inc.                                            Nevada
          Collins Restaurants Queensland Pty, Ltd.                                       Australia
          Josephina's, Inc.                                                             California
          Restaurant Concepts International, Inc.                                         Nevada
          Restaurant Concepts of Australia Pty, Ltd.                                      Nevada
          Scott's & Sizzler Ltd.                                                          Canada
          Sizzler Australia Pty, Ltd.                                                    Australia
          Sizzler Family Steak Houses, Inc.                                               Nevada
          Sizzler Franchise Development, Ltd.                                             Bermuda
          Sizzler Holdings of Canada, Inc.                                                Canada
          Sizzler International Marks, Inc.                                              Delaware
          Sizzler New Zealand Limited                                                     Nevada
          Sizzler of N.Y., Inc.                                                          New York
          Sizzler Restaurants Group Pty, Ltd.                                            Australia
          Sizzler Restaurant Services, Inc.                                               Nevada
          Sizzler South Pacific Pty, Ltd.                                                 Nevada
          Sizzler Southeast Asia, Inc.                                                    Nevada
          Sizzler Steak Seafood Salad (S) Pte. Ltd.                                      Singapore
          Sizzler USA Franchise, Inc.                                                    Delaware
          Sizzler USA Real Property, Inc.                                                Delaware
          Sizzler USA Restaurants, Inc.                                                  Delaware
          Sizzler USA, Inc.                                                              Delaware

          Worldwide Restaurants Concepts, Inc.                      Delaware
          FFPE, LLC                                                 Delaware
          Collins Restaurants Management Pty, Ltd.                  Australia
          Collins Restaurants NSW Pty, Ltd.                         Australia
          Sizzler Asia Holdings, Inc.                               Delaware

                                      32